July 27, 2004

Sequiam Corporation
300 Sunport Lane
Orlando, Florida 32809

Ladies and Gentlemen:

     We have examined the Registration Statement on Form SB-2, filed on May 27, 2004, No. 333-115928 (the "Registration Statement") with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act") in connection with the registration for resale by the selling stockholder named in the Registration Statement of an aggregate of 4,666,666 shares (the "Shares") of common stock, $0.001 par value (the "Common Stock"), of Sequiam Corporation (the "Company").

     For purposes of this opinion, we have examined such corporate records, other documents and questions of law as we have considered necessary or appropriate for the purpose of this opinion. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, photostatic or conformed copies, and the authenticity of originals of all such latter documents. We have also assumed the due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof.

     On the basis of the foregoing, it is our opinion, subject to the effectiveness of the Registration Statement filed with the SEC (such Registration Statement as amended and finally declared effective, and the form of prospectus contained therein or subsequently filed pursuant to Rule 424 under the Securities Act, being hereinafter referred to as the "Registration Statement") that, upon delivery and conversion in accordance with the terms of the secured convertible term note and upon delivery and payment of the exercise price in accordance with the terms of the common stock purchase warrant (each of which is described in the Registration Statement), the Shares will be validly issued, fully paid and non-assessable shares of the Common Stock of the Company.

     We express no opinion as to the applicability or effect of any laws, orders or judgments of any state or jurisdiction other than the substantive laws of the State of California. Further, our opinion is based solely upon the existing laws, rules and regulations, and we undertake no obligation to advise you of any changes that may be brought to our attention after the date hereof.

     We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the reference to our firm under the heading "Legal Matters" therein. This consent is not to be construed as an admission that we are a party whose consent is required to be filed with the Registration Statement under the provisions of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

     The opinion expressed herein is solely for your benefit, and may be relied upon only by you.

                                           Very truly yours,



                                           GREENBERG TRAURIG, P.A.


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